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                                                                     Exhibit 5.1

                               February 6, 1996


Calgene II, Inc.
1920 Fifth Street
Davis, CA  95616

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 31,290,445 shares of Common Stock, $.001 par value per share (the "Shares"), of Calgene II, Inc., a Delaware corporation (the "Company"). The Shares are to be issued pursuant to the Agreement and Plan of Reorganization, dated as of October 13, 1995 between Calgene, Inc., a Delaware corporation, and Monsanto Company, a Delaware corporation (the "Reorganization Agreement").

     We have acted as counsel for the Company in connection with the issuance by the Company of the Shares. We have examined signed copies of the Registration Statement and all exhibits thereto, all as filed with the Commission. We have also examined and relied upon the originals or copies of minutes of meetings of the stockholders and Board of Directors of the Company, stock record books of the Company, the By-laws of the Company, the Certificate of Incorporation of the Company and the Amended and Restated Certificate of Incorporation of the Company to be filed with the Secretary of State of the State of Delaware upon consummation of the Reorganization (as defined in the Reorganization Agreement).

     We have not made an independent review of the laws of any state or jurisdiction other than the Commonwealth of Massachusetts and the United States, and the General Corporation Law statute of the State of Delaware. Accordingly, we express no opinion herein with respect to the laws of any state or jurisdiction other than the Commonwealth of Massachusetts and the United States, and the General Corporation Law statute of the State of Delaware.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and that, when issued and
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Calgene II, Inc.
February 6, 1996
Page 2

delivered by the Company in accordance with the terms of the Reorganization Agreement, they will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related Prospectus under the caption "Legal Matters."

     It is understood that this opinion is to be used only in connection with the issuance of the Shares while the Registration Statement is in effect.


                                       Very truly yours,


                                       HALE AND DORR